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                                                                   Exhibit 10.22


                    STOCK OPTION AND COMPENSATION AGREEMENT


     AGREEMENT made effective as of the 7th day of October, 1999 ("Effective Date") between GlobeNet Communications Group Limited, a Bermuda company (the "Company") and Jerry A. DeMartino ("Executive").

     In consideration of the mutual agreements and other matters set forth herein, the Company and Executive hereby agree as follows:

     1.  Grant of Option. The Company hereby irrevocably grants to Executive the
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right and option ("Option") to purchase all or any part of an aggregate of
200,000 shares of authorized but unissued common shares of the Company, par value U.S. $1.50 ("Shares"), on the terms and conditions set forth herein. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the U.S. Internal Revenue Code of 1986, as amended (the
"Code").

     2.   Option Price.  The purchase price of Shares purchased pursuant to the
          ------------
exercise of this Option shall be U.S. $20.40 per share ("Option Price").

     3.   Vesting. Subject to the other provisions set forth herein, this Option
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shall vest and be exercisable for the percentage of the aggregate number of
Shares offered by this Option determined by the period of time from the Effective Date to the date of such exercise, in accordance with the following vesting schedule:

                                                       Percentage of Shares
               Period of Time                            That are Vested
               --------------                          --------------------
              Less than 1 year                                   0%
              1 year                                             33%
              1 year and 3 months                                42%
              1 year and 6 months                                50%
              1 year and 9 months                                58%
              2 years                                            67%
              2 years and 3 months                               75%
              2 years and 6 months                               83%
              2 years and 9 months                               91%
              3 years or more                                   100%

     Notwithstanding the above vesting schedule, Executive shall be 100% vested in this Option upon an Evaluation Event (as defined in Section 7 hereof).

     4.  Exercise of Option. Subject to the earlier expiration of this Option as
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herein provided, this Option may be exercised in whole or part with respect to the portion of this Option

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that has vested under Section 3 hereof, by written notice to the Company at its principal executive office addressed to the attention of its General Counsel, at any time and from time to time after the first anniversary of the Effective Date.

     This Option may be exercised only while Executive remains an employee of the Company and will terminate and cease to be exercisable upon Executive's termination of employment with the Company, except that:

         (a) If Executive's employment with the Company terminates by reason of Disability (as defined in the Executive Employment Agreement effective as of October 1, 1999, by and between Executive and Company (the "Employment Agreement")), this Option shall become 100% vested and shall be exercisable at any time until the completion of one year after an Evaluation Event (as defined in Section 7 hereof).

         (b) If Executive dies while in the employ of the Company, Executive shall be fully vested in this Option and Executive's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive, may exercise this Option in full at any time until the completion of one year after an Evaluation Event (as defined in Section 7 hereof).

         (c) If the Company terminates Executive's employment with the Company for Cause (as defined in the Employment Agreement) or if Executive voluntarily terminates his employment with the Company for other than Good Reason (as defined in the Employment Agreement), this Option shall terminate and cease to be exercisable in its entirety (including with respect to Shares that have previously vested under Section 3 hereof).

         (d) If (i) Executive terminates his employment with the Company for Good Reason (as defined in the Employment Agreement), (ii) the Company terminates Executive's employment with the Company for other than Cause (as defined in the Employment Agreement), or (iii) the Company does not renew Executive's Employment Agreement at the termination thereof, this Option shall become 100% vested and shall be exercisable at any time until the completion of one year after an Evaluation Event (as defined in Section 7 hereof).

     Notwithstanding the above, this Option shall not be exercisable in any event after the expiration of ten years from the Effective Date. The purchase price of Shares as to which this Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company). No fraction of a Share shall be issued by the Company upon exercise of this Option; rather, Executive shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to Executive, Executive (or the person permitted to exercise this Option in the event of Executive's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to Shares acquirable upon an exercise of this Option.

     5.  Administration. The Board of Directors of the Company (the "Board")
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shall have such powers and authorities related to the administration of this
Agreement as are consistent with

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the Company's memorandum of association and bye-laws and applicable law. The
Board shall have full power and authority to take all actions and to make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of this Agreement that the Board deems to be necessary or appropriate to the administration of this Agreement. All such actions and determinations shall be by an affirmative majority vote of the Board or by unanimous consent of the Board executed in writing in accordance with the Company's memorandum of association and bye-laws and applicable law. The interpretation and construction by the Board of any provision of this Agreement shall be final and conclusive.

     The Board from time to time may appoint a Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to this Agreement, or the Board may delegate to the Committee such powers and authorities related to the administration and implementation of this Agreement, as set forth in the preceding paragraph and in other applicable provisions, as the Board shall determine, consistent with the Company's memorandum of association and bye-laws and applicable law. In the event that this Agreement provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

     6.  Status of Shares. Executive understands that at the time of the
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execution of this Agreement the Shares to be issued upon exercise of this Option have not been registered under the U.S. Securities Act of 1933, as amended, any Canadian securities laws, or other applicable securities laws ("Securities Laws"). Until the Shares acquirable upon the exercise of this Option have been registered for issuance under Securities Laws, the Company will not issue such Shares unless the holder of this Option provides the Company, at its request, with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such Shares to such Option holder may be made without registration under Securities Laws. In the event exemption from registration under Securities Laws is available upon an exercise of this Option, Executive (or the person permitted to exercise this Option in the event of Executive's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with Securities Laws. If the Executive is an employee of the Company at the time the aforesaid opinion is provided to the Company, the Company shall bear the legal fees incurred by the Executive in connection with the preparation of said opinion.

     Executive agrees that the Shares which Executive may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of Securities Laws, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under Securities Laws or an applicable exemption from the registration requirements of Securities Laws. Executive also agrees that the Shares which

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Executive may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any Securities Laws.

     In addition, Executive agrees (i) that the certificates representing the Shares purchased under this Option may bear such legend or legends as the Board deems appropriate in order to assure compliance with Securities Laws and (ii) that the Company may refuse to register the transfer of the Shares purchased under this Option in the register of members of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any Securities Law and that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such Shares.

     7.  Additional Compensation.  If an Evaluation Event (as defined below)
         -----------------------
occurs anytime within ten years after the Effective Date and, at the time of the Evaluation Event, (1) the Executive is an employee of the Company or (2) the Executive is no longer employed by the Company and the employment relationship was terminated under Section 3(a) (due to death or Disability of the Executive) or 3(c) (due to Good Reason) of the Employment Agreement or by the Company without Cause pursuant to Section 3(b) of the Employment Agreement; (ii) the Investors (as defined below) have attained a Return (as defined below) on their equity investment 9made from and after July 14, 1999) in the Company equal to the greater of an annual compounded Return of twenty percent (20%) per year or a total Return of seventy-two and eight-tenths percent (72-8/10%); and (iii) the Total Value (as defined below) as of the Evaluation Event is less than $10,000,000 (the amount by which $10,000,000 exceeds the Total Value is hereinafter referred to as the "Shortfall Amount", then, within thirty (30) days after Evaluation event, the Company at its discretion (but after consultation with the Executive) shall:

         (a)  pay Executive the Shortfall Amount in cash;

         (b) grant additional fully-vested options to Executive to purchase Shares, which Shares shall have a Fair Market Value (as of the Evaluation Event) equal to the sum of the Shortfall Amount and the aggregate option price of such Shares;

         (c) grant additional fully-vested options to Executive to purchase Shares, which options shall have a Black-Scholes value (as of the Evaluation Event) equal to the Shortfall Amount;

         (d) award additional Shares to Executive (which Shares may be subject to restrictions as reasonably required by the Company) which have a Fair Market Value (as of the Evaluation Event) equal to the Shortfall Amount; or

         (e) compensate Executive through a combination of the alternatives set forth in (a), (b), (c) and (d) above, such that the aggregate compensation amount equals the Shortfall Amount.

     For purposes of this Section 7:

         "Evaluation Event" shall be defined as the consummation of (i) an
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underwritten public offering of the Company's common shares or (ii) a private sale (or series of related private

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sales) of 50% or more of the common shares of the Company (or merger or other business combination having the same effect).

      "Fair Market Value" means the value of a Share as determined by the Board
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in its discretion, as either: (a) the closing price of the Share on the Bermuda
Stock Exchange or other established national or regional stock exchange on which the Shares are listed or established securities market in which the Shares are publicly traded (the highest such closing price if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (b) the value of a Share as determined by the Board in good faith applying appropriate valuation principles.

     "Investors" shall be defined as the shareholders of the Company who
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invested in the Company's private placement of its common stock on July 14,
1999.

     "Return" shall be defined as the percentage increase in the implicit value
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of the Investors' investment (made from and after July 14, 1999) in the Company from July 14, 1999 to the Evaluation Event. The implicit value of such investment shall be calculated using the percentage of the common shares in the Company held by the Investors (without giving affect to any shares acquired prior to the closing of the Company's private placement of shares on July 14,
1999) times the implicit value of the Company determined by reference to the Evaluation Event. In making such calculation, there shall be no adjustment for any control premium, overhang, lack of liquidity, taxes, transactions costs or similar factors. The implicit value of the Investors' interest in the Company shall, however, be increased by dividends, if any, that have been paid on the shares acquired by the Investors on or after July 14, 1999.

     "Total Value" means the sum of:  (i) the greater of (A) the gross proceeds
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(and the fair market value of all other consideration) received (on or prior to, or in respect of, the Evaluation Event) by the Executive from the Executive's disposition of (1) any portion of this Option and (2) Shares acquired pursuant to any exercise of this Option or (B) the Fair Market Value (as of the
Evaluation Event) of the Shares subject to this Option as referred to in (A)(1) and the Shares as referred to in (A)(2); (ii) the Fair Market Value (as of the Evaluation Event) of the Shares acquired pursuant to the exercise of this Option and held by the Executive immediately after giving effect to the Evaluation
Event (but determined without giving affect to any grant or award referred to in 7(a), (b), (c), (d) and (e) above); (iii) the Fair Market Value (as of the Evaluation Event) of the Shares previously disposed of by the Executive by way of gift and/or charitable contribution; (iv) the Fair Market Value (as of the Evaluation Event) of the Shares subject to this Option (but determined without giving effect to any grant or award referred to in 7(a), (b), (c), (d) and (e) above); and (v) the amount (or fair market value) of dividends received by the Executive (in respect of this Option or Shares acquired in connection therewith) prior to or on, or in connection with, any Evaluation Event, less the sum of (i)
                                                             ----
the aggregate Option Price paid for the Shares acquired pursuant to this Option on or prior to the Evaluation Event; and (ii) the aggregate Option Price for the Shares referred to in (iv) above of this definition of Total Value.

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     For the avoidance of doubt, after the first (if any) Evaluation Event occurs, there shall be no further adjustment to compensation under this
Section 7.

     8.  Employment Relationship.  For purposes of this Agreement, Executive
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shall be considered to be in the employment of the Company as long as Executive remains an employee of either the Company, a parent or subsidiary corporation of the Company, or a company or a parent or subsidiary of such company assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined pursuant to the Employment Agreement.

     9.  Transferability of Options.  This Option shall, during an Executive's
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lifetime, be exercisable only by the Executive, and neither this Option nor any right hereunder shall be transferable by the Executive, by operation of law or otherwise, other than as may be provided in this Agreement or as may be provided by will or the laws of descent and distribution. Except as may be provided in this Agreement, this Option shall not be charged, mortgaged, pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

     10.  Effect of Changes in Capitalization.
          -----------------------------------

         (a) Changes in Shares. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company as a result of any recapitalization, reclassification, share split, reverse split, combination of Shares, exchange of Shares, Share dividend or other distribution payable in share capital, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of Shares for which this Option is outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Executive immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in this Option shall not change the aggregate Option Price payable with respect to Shares that are subject to the unexercised portion of this Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Share.

         (b) Reorganization in which the Company is the Surviving or Continuing Entity and in which no Change of Control Occurs. Subject to the following paragraph hereof, if the Company shall be the surviving or continuing entity in any reorganization, merger, amalgamation, or consolidation of the Company with one or more other entities, this Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, amalgamation, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, amalgamation, or consolidation.

         (c) Adjustments. Adjustments under this Section 10 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to

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any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

         (d) No Limitations on Company. The granting of this Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, amalgamate, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     11.  Withholding of Tax. To the extent that the exercise of this Option
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or the disposition of Shares acquired by exercise of this Option results in compensation income to Executive for tax purposes, Executive shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from any cash or Shares remuneration then or thereafter payable to Executive any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or Shares distributable to Executive upon such exercise.

     12.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of any successors to the Company and all persons lawfully claiming under
Executive.

     13.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of Bermuda.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.

                                       GLOBENET COMMUNICATIONS GROUP LIMITED



                                       By: /s/ MICHAEL KEDAR
                                          ----------------------------------


                                       /s/ Jerry A. DeMartino
                                       ----------------------
                                       Jerry A. DeMartino

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